OMB APPROVAL
OMB Number 3235-0060
Expires: January 31, 2008
Estimate average burden hours per response: 38.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)                     April 10, 2009
G&K Services, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code                     (952) 912-5500
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2009, G&K Services, Inc. (the “Company”) amended its Executive Employment Agreements with each of Timothy N. Curran, the Company’s Senior Vice President, U.S. Field, Douglas A. Milroy, the Company’s President, Direct Purchase and Business Development, Robert G. Wood, the President of G&K Services Canada, Inc., and Jeffrey L. Wright, the Company’s Senior Vice President and Chief Financial Officer (each of Messrs. Curran, Milroy, Wood and Wright referred to herein as an “Employee,” and each such amendment referred to herein as an “Amendment”). Each Amendment was effective as of January 1, 2009.
Each Amendment ensures that payments due to an Employee as a result of a Change in Control, as such term is defined in the Executive Employment Agreement, will be in compliance with the requirements of Section 409A of the Internal Revenue Code. The foregoing summary of each Amendment is subject to the actual terms of each such Amendment.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

10.1	Amendment to Executive Employment Agreement, dated April 10, 2009, between G&K Services, Inc. and Timothy N. Curran

10.2	Amendment to Executive Employment Agreement, dated April 10, 2009, between G&K Services, Inc. and Douglas A. Milroy.

10.3	Amendment to Executive Employment Agreement, dated April 10, 2009, between G&K Services, Inc. and Robert G. Wood.

10.4	Amendment to Executive Employment Agreement, dated April 10, 2009, between G&K Services, Inc. and Jeffrey L. Wright.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2009	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
		Its	Vice President, General Counsel and Corporate
Secretary

2